Exhibit (a)(1)(ix)

EMERGENT CAPITAL, INC.

SUPPLEMENT NO. 4 TO THE OFFER TO EXCHANGE

any and all of its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019 for its

$74,220,450 5.00% Senior Unsecured Convertible Notes due 2023

AND

THE SOLICITATION OF CONSENTS

AND

A RIGHTS OFFERING

to Subscribe for up to 40,000,000 Shares of Common Stock

CUSIP 452834AE4

CUSIP 29102NAB1 (PIK notes)

The Exchange Offer, Consent Solicitation and Rights Offering will expire at 5:00 p.m., New York City time, on July 7, 2017 unless extended by Emergent Capital, Inc. (the “Company”).  Holders of the Company’s 8.50% Senior Unsecured Convertible Notes due 2019 (the “Old Notes”) who have already validly tendered their Old Notes need not take any additional action to receive the consideration in the exchange offer. Holders of Old Notes who wish to tender but have not yet done so should follow the instructions set forth in Offer to Exchange and the accompanying Letter of Transmittal.  Holders may withdraw their previously tendered Old Notes at any time at or prior to the Expiration Date (as defined in the Offer to Exchange).  The Rights Offering will expire on the Expiration Date.

On April 18, 2017 (the “Launch Date”), Emergent Capital, Inc. (the “Company” or “Emergent”) commenced an offer to exchange (the “Exchange Offer”) all of its outstanding 8.50% Senior Unsecured Convertible Notes due 2019 (the “Old Notes”), including the $74,220,450 aggregate principal amount outstanding on the Launch Date and an additional principal amount of Old Notes deemed outstanding for purposes of the Exchange Offer equal to accrued and unpaid interest on all Old Notes tendered in the Exchange Offer through and excluding the Settlement Date.  For each $1,000 principal amount of Old Notes validly tendered, not withdrawn and accepted for exchange in the Exchange Offer, and for the requisite consents validly delivered (and not withdrawn) in the Consent Solicitation, holders of Old Notes will receive (a) $1,000 principal amount of our 5.00% Senior Unsecured Convertible Notes due 2023 (the “New Unsecured Notes”), and (b) the right to subscribe in a rights offering (the “Rights Offering”) for 500 shares of our $0.01 par value common stock (the “Common Stock” and such shares issuable in connection with the Rights Offering, the “Rights Offering Common Stock”) at a price of $0.20 per share.

The terms and conditions of the Exchange Offer are set forth in the Company’s Offer to Exchange dated April 18, 2017, as amended and supplemented by the Company’s Supplement No. 1 dated May 26, 2017, the Company’s Supplement No. 2 dated June 7, 2017, and the Company’s Supplement No. 3 dated June 21, 2017 (collectively, the “Original Offer to Exchange”).  By this Supplement No. 4, the Company amends and supplements the Original Offer to Exchange pursuant to the terms and conditions of this Supplement No. 4.  Except as amended by this

Supplement No. 4, all terms and conditions of the Exchange Offer remain unchanged and effective in all respects.  This Supplement No. 4 should be read in conjunction with the Original Offer to Exchange.  As of and after the date of this Supplement No. 4, any reference to the “Offer to Exchange” shall be deemed to be a reference to the Offer to Exchange dated April 18, 2017, as amended and supplemented by the Supplement No. 1 dated May 26, 2017, by the Supplement No. 2 dated June 7, 2017, by the Supplement No. 3 dated June 21, 2017, and as further amended and supplemented by this Supplement No. 4. Any capitalized term used in this Supplement No. 4 and not defined in this Supplement No. 4 shall have the meaning set forth in the Original Offer to Exchange.  To the extent that any information or amendment contained in this Supplement No. 4 is inconsistent with the information in the Original Offer to Exchange, the information and amendments set forth in this Supplement No. 4 shall control.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING OR PASSED UPON THE FAIRNESS OR MERITS OF THE EXCHANGE OFFER, CONSENT SOLICITATION AND RIGHTS OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN, AND TENDER YOUR OLD NOTES PURSUANT TO, THE EXCHANGE OFFER.

We are relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act.  We have no contract, arrangement or understanding relating to the payment of, and will not, directly or indirectly, pay, any commission or other remuneration to any broker, dealer, salesperson, agent or other person for soliciting tenders in the Exchange Offer.  No person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offer.

THE NAME, ADDRESS AND PHONE NUMBER OF THE INFORMATION AND EXCHANGE AGENT FOR THE EXCHANGE OFFER IS INDICATED ON THE BACK COVER OF THIS SUPPLEMENT NO. 4.

The date of this Supplement No. 4 to the Offer to Exchange is June 27, 2017.

INFORMATION IN THE ORIGINAL OFFER TO EXCHANGE

The Original Offer to Exchange includes important information about Emergent and the Exchange Offer, Consent Solicitation and Rights Offering that we have not repeated in this Supplement No. 4.  You are strongly encouraged to read the Original Offer to Exchange as well as this Supplement No. 4 carefully.  Among other things, the Original Offer to Exchange describes the terms and conditions of the Exchange Offer, Consent Solicitation and Rights Offering, and it discloses risk factors you should consider in determining whether to tender your Old Notes in the Exchange Offer.  It also includes certain sections referenced herein.

Except as otherwise set forth in this Supplement No. 4, the terms and conditions set forth in the Original Offer to Exchange and the Letter of Transmittal remain applicable to the Exchange Offer, Consent Solicitation and Rights Offering and remain effective in all respects.  To the extent that any information or amendment contained in this Supplement No. 4 is inconsistent with the information in the Original Offer to Exchange, the information and amendments set forth in this Supplement No. 4 shall control.

AMENDMENTS TO THE OFFER TO EXCHANGE

The Offer to Exchange is amended as follows.

1.              Expiration Date

Emergent announced via press release on June 27, 2017 that it had extended the Expiration Date of the Exchange Offer until 5:00 p.m., New York City time, on July 7, 2017, unless the Company further extends the Expiration Date.  The Exchange Offer was previously scheduled to expire at 5:00 p.m., New York City time, on June 28, 2017.  All references to the Expiration Date in the Offer to Exchange are hereby amended to extend the Expiration Date until 5:00 p.m., New York City time, on July 7, 2017.

2.              PJC Bridge Note

A new paragraph is added at the end of the subsection captioned “PJC Bridge Note” within the section entitled DESCRIPTION OF EXISTING INDEBTEDNESS to read as follows in its entirety:

On or prior to June 30, 2017, the Company expects to enter into an amended and restated promissory note with PJC (the “Amended and Restated Bridge Note”), which will amend the Bridge Note, in order to provide increased financing to fund the Company’s continued operations and to make an interest payment under the Old Secured Notes.  The Amended and Restated Bridge Note is expected to increase the principal amount of the Bridge Note from $1.5 million to $3.3 million and is expected to extend the maturity date from July 3, 2017 to July 28, 2017.

3.              Incorporation of Documents by Reference

The last sentence of the first paragraph is deleted and replaced with the following:

The following documents filed with the SEC are incorporated by reference in this Offer to Exchange:

•                                          Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016;

•                                          Our preliminary proxy statement, as amended, filed on April 12, 2017 and our preliminary proxy statement filed on April 18, 2017;

•                                          Our Amendment No. 1 to Schedule 14A filed May 22, 2017;

•                                          Our Amendment No. 2 to Schedule 14A filed June 6, 2017;

•                                          Our Amendment No. 3 to Schedule 14A filed June 8, 2017;

•                                          Our definitive proxy statement filed June 9, 2017;

•                                          Our Current Reports on Form 8-K, as filed with the SEC on January 4, 2017 (excluding Item 7.01), April 12, 2017 (excluding Item 7.01), two separate Current Reports on Form 8-K each filed March 17, another Current Report on Form 8-K filed March 21, 2017, another Current Report on Form 8-K filed May 15, 2017, another Current Report on Form 8-K filed June 21, 2017, and another Current Report on Form 8-K filed June 22, 2017;

•                                          Our Quarterly Report on Form 10-Q filed on May 15, 2017;

•                                          Our Amendment No. 1 to Schedule TO filed May 16, 2017;

•                                          Our Amendment No. 2 to Schedule TO filed May 26, 2017;

•                                          Our Amendment No. 3 to Schedule TO filed June 7, 2017;

•                                          Our Amendment No. 4 to Schedule TO filed June 12, 2017;

•                                          Our Amendment No. 5 to Schedule TO filed June 21, 2017;

•                                          Our Supplement No. 1 to our Offer to Exchange filed May 26, 2017;

•                                          Our Supplement No. 2 to our Offer to Exchange filed June 7, 2017;

•                                          Our Supplement No. 3 to our Offer to Exchange filed June 21, 2017;

•                                          Our Supplement No. 4 to our Offer to Exchange filed June 27, 2017; and

•                                          Exhibit (b)(3) to our Schedule TO-I/A filed May 26, 2017.

The Information and Exchange Agent for the Exchange Offer, Consent Solicitation and Rights Offering is:

US Bank, National Association

By facsimile

(for eligible institutions only):

651-466-7367

Confirmation:

651-466-5622

Address:

U. S. Bank National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN  55107-1402

Any questions or requests for assistance may be directed to the Information and Exchange Agent at the addresses and telephone numbers set forth above.  Requests for additional copies of this Supplement No. 4, the Original Offer to Exchange, or the Letter of Transmittal may be directed to the Information and Exchange Agent.  Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer, Consent Solicitation and Rights Offering.